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                                                                    EXHIBIT 99.1

                 SECOND AMENDMENT TO THE FINAL ARBITRATION AWARD


      This Second Amendment to the Final Arbitration Award ("Second Amendment"), having an effective date of January 27, 2005, is by and between Cygnus, Inc. (hereinafter "Cygnus"), a Delaware corporation, having a principal place of business at 400 Penobscot Drive, Redwood City, California, 94063, USA, and Sanofi-Aventis (hereinafter "Sanofi-Aventis") (formerly known as Sanofi~Synthelabo), a corporation incorporated pursuant to the laws of France, having its principal place of business at 174, avenue de France, 75635 Paris Cedex 13, France.

                                   WITNESSETH

WHEREAS:

      A.    A Final Award was issued by the International Chamber of Commerce
            (ICC) on December 11, 1997 relating to a dispute between Cygnus and Sanofi-Aventis;

      B. Cygnus and Sanofi-Aventis entered into an Amendment to the Final Arbitration Award ("Amendment"), having an effective date of November 3, 2003 and two Security Agreements having effective dates of November 3, 2003 and January 18, 2004 (collectively, "Security Agreements") wherein Cygnus granted a subordinate security interest to Sanofi-Aventis in all of Cygnus' assets;

      C. Under the Final Award, as amended by the Amendment, in particular Paragraph II thereof, $11.5 million remains to be paid by Cygnus to Sanofi-Aventis as follows:
                           $4.5 million              due February 28, 2005
                           $4.0 million              due February 28, 2006
                           $3.0 million              due February 28, 2007;

      D. Cygnus has now entered into an Asset Purchase Agreement with Animas Corporation and Animas Technologies LLC (collectively, "Animas"), and Cygnus is seeking stockholder approval to sell its assets pursuant to the Asset Purchase Agreement and adopt a Plan of Complete Liquidation and Dissolution; and

      E. The parties now wish to amend the Final Award and Amendment as set forth below;

NOW, THEREFORE, for good and valid consideration, Cygnus and Sanofi-Aventis agree to the following terms and conditions set forth herein:


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      I.    Notwithstanding the payment schedule set forth in Paragraph II of the Amendment, Cygnus will pay, or will cause Animas to pay, Sanofi-Aventis $10.0 million at the time of the Asset Purchase Agreement Close (wherein "Close" is defined in the Asset Purchase Agreement) of the Asset Purchase Agreement to fully satisfy the Final Award and to fully satisfy the Obligations as defined and set forth in the Security Agreements. Thereafter, no further monies shall be owed by Cygnus to Sanofi-Aventis and Sanofi-Aventis shall have no security interest whatsoever in any of Cygnus' assets and the parties will release each other from any and all claims.

      II. Provided, however, (a) in the event that the Closing of the Asset Purchase Agreement has not occurred prior to March 31, 2005, for whatever reason, Cygnus shall pay Sanofi-Aventis $4.5 million on March 31, 2005, and the remaining $5.5 million shall be made at the Closing of the Asset Purchase Agreement. Provided further, (b) in the event that the Closing of the Asset Purchase Agreement has not occurred prior to February 28, 2006 and Cygnus has not closed any asset purchase with a third party prior to that same date of February 28, 2006, then Cygnus shall make payments to Sanofi-Aventis pursuant to Paragraph II of the Amendment wherein $4.0 million is due February 28, 2006 and $3.0 million is due February 28, 2007. In such events, the Security Agreements shall remain in full force and effect until satisfaction of the $5.5 million obligation under Paragraph II(a) or 7.0 million obligation under Paragraph II(b), as applicable.

      III. Cygnus and Sanofi-Aventis consent to confirmation of this Amendment to the Final Award in a court of competent jurisdiction, pursuant to Section (3)(IV) of the Final Award.

      IV. All other terms and conditions of the Final Award and Amendment shall remain in full force and effect and are unchanged by this Second Amendment, with the sole exception of Paragraphs III, IV, V, and VI of the Amendment which are no longer applicable.


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      This Second Amendment may be executed in two or more counterparts, each of which shall be deemed and original, but all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the undersigned have caused this Second Amendment to be executed by their duly authorized representatives as of the date first written above.


CYGNUS, INC.

By:      /s/ John C Hodgman
         --------------------------------------------
Name:    John C Hodgman
Title:   Chairman, President and CEO


SANOFI-AVENTIS

By:      /s/ Jean-Claude Leroy
         --------------------------------------------
Name:    Jean-Claude LEROY
Title:   Senior Vice President and Chief Financial Officer

By:      /s/ Dirk Oldenburg
         --------------------------------------------

Name:    Dirk OLDENBURG

Title:   Senior Vice President and General Counsel